                                                                   EXHIBIT 10.9


                COLLATERAL ASSIGNMENT OF SPLIT-DOLLARED POLICY




        This Assignment is made this 26th day of March, 1996, by the undersigned (herein called the "Trustee"), to Harvard Industries, Inc., Suite 960, 2502 N. Rocky Point Drive, Tampa, Florida 33607, a Delaware corporation (herein called the "Corporation"), its successors and assigns.

        1. The subject of this Assignment is a certain life insurance policy, No. 850310-001, issued by the John Hancock Mutual Life Insurance Company (herein called the "Insurer"), See Schedule A of Agreement mentioned in Paragraph 2 below.

        2. The Policy is subject to a Split-Dollar Life Insurance Agreement Collateral Assignment Method (herein called the "Agreement") dated March 26, 1996, between the Corporation and Raymond A. Naimoli as Trustee of the Vincent J. Naimoli 1992 Insurance Trust (the "Trust"). The Agreement was created pursuant to the terms of Section 4(b) of the Amended and Restated Management and Option Agreement by and between the Corporation and Anchor Industries International, dated August 16, 1995, as further amended January 30, 1996, benefit of Vincent J. Naimoli. Such Agreement is hereby incorporated into and made a part of this Agreement.

        3. The Trustee hereby assigns, transfers, and sets over to the Corporation the following specific limited rights in the policy, and subject to the following terms and provisions:

                (a) This Assignment is made, and the Policy is held as collateral security for the premium advances to the Trustee, now existing or hereafter made by the Corporation under the terms of the Agreement.

                (b) The Corporation's rights in the Policy are to the extent of its interest in the Policy as stated in Paragraph 2 of the attached Split Dollar Agreement.

        4. The Corporation shall have a right to obtain from the Insurer one or more loans or advances against its interest in the cash surrender values of the Policy.

                (a) The Corporation shall be responsible for the payment of interest on any such loans by the Corporation against such cash surrender values of the Policy during the term of the Agreement.

                (b) Such loans or withdrawals made by the Corporation against (or from) the cash surrender values of the Policy shall be treated as repayments of the Corporation's premium advances by the Owner.

        5. The Corporation shall have the right to be repaid to the extent of its interest:

                (a)     in the event of the death of the Insured on the Policy.

                (b) in the event the Policy is lapsed, canceled or surrendered by the Trustee.

                (c)     in the event of the termination of the Split Dollar
                        Agreement.





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6.       (a)     The Corporation is strictly prohibited:

                 (1)      from surrendering the Policy for cancellation; or

                 (2) from assigning its rights to any person other than to the Trustee or to some other person as the Trustee may direct; and

                 (3) in general, from taking any action which would endanger the interest of the Trust or endanger the payment of the death proceeds in excess of its interest in the Policy.


         (b) Notwithstanding any provisions of this Assignment to the contrary, the Corporation shall, when its interest has been satisfied by obligated to release this Assignment, or make a reassignment of its interest in the Policy to the Trustee.

7. Except as specifically provided herein, the Trustee shall retain and possess all other incidents of ownership in the Policy, including but not limited to:

         (a) the sole and exclusive right to cancel or surrender the Policy for its cash surrender value, if any;

         (b) the right to designate and change the beneficiary of the death proceeds on the Policy; and

         (c) the right to elect and exercise any optional mode of settlement permitted by the Policy;

         However, all rights retained by the Trustee shall be subject to the terms and conditions of the Agreement.

8.       The Insurer shall:

         (a) have no duty or obligation to inquire into or investigate the reason or validity of the Corporation's request to exercise any of its rights hereunder, or whether the Trustee has notice of it. The Insurer may treat any such request by the Corporation as an affirmation that the request conforms to this Assignment and the Agreement, and is thereby authorized to act upon such requests;

         (b) by fully protected in recognizing a request by the Trustee to exercise any right of ownership, whether or not the Corporation has notice of such request including but not limited to the right to surrender the Policy.

9. Upon request, the Trustee shall forward the Policy to the Insurer for endorsement of any designation or change of the Policy beneficiary, or any election of an optional plan of payment of the proceeds. The Trustee shall forward the Policy for these purposes without unreasonable delay.


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10.    The exercise of any right given herein to the Corporation, or retained by the Trustee shall be solely at the option of each party respectively, and shall not require notice or consent of one party to the other.

11. The Corporation shall release and reassign all of its specific rights in the Policy transferred by this Assignment upon repayment of the premium advances without unreasonable delay.

12.    The Insurer is not a party to the Split Dollar Assignment.

IN WITNESS WHEREOF, this assignment is hereby executed this 26th day of March, 1996.


/s/ Ruth White                          /s/ Raymond A. Naimoli
-----------------------------          ---------------------------------
Witness                                Trustee




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HARVARD INDUSTRIES, INC.
SPLIT DOLLAR INSURANCE SUMMARY
March, 1996

------------------------------------------------------------------------------------------------------------------------------------
                                                             Cash
     Company &         Issue     Face Amount    Premium/   Surrender
     Policy No.        Date        & Plan         Mode       Value                 Owner                         Beneficiary
------------------------------------------------------------------------------------------------------------------------------------
VINCENT J. NAIMOLI
------------------

   John Hancock      25-Jan-95   $2,272,280     $136,140    $160,177     Raymond A. Naimoli, Trustee      $2,000,000 payable to the
     85310001                    Whole Life      Annual                    Vincent J. Naimoli 1992         Vincent J. Naimoli 1992
                                                                            Insurance Trust dated           Insurance Trust dated
                                                                              December 28, 1992                December 28, 1992
                                                                                                              Balance payable to
                                                                                                           Harvard Industries, Inc.~






~Executed Split Dollar Agreement and Collateral Assignment outstanding